EXHIBIT 21.1

                       SUBSIDIARIES OF IVAX CORPORATION(1)

                                                                 JURISDICTION OF
         NAME OF SUBSIDIARY                                       ORGANIZATION
         ------------------                                      ---------------

         DOMESTIC

                  BBI Healthcare Corporation(2)                     Delaware
                  Baker Norton Pharmaceuticals, Inc.                Florida
                  Baker Norton U.S., Inc.                           Florida
                  Central Admixture Pharmacy Services, Inc.         Delaware
                  Cummins Properties, Inc.                          Florida
                  D & N Holding Company                             Delaware
                  Diamedix Corporation                              Florida
                  DVM Pharmaceuticals, Inc.                         Florida
                  Flori Roberts, Inc.                               New Jersey
                  Goldcaps, Inc.                                    Florida
                  Goldline Laboratories, Inc.                       Florida
                  Goldline Properties Florida, Inc.                 Florida
                  Goldline Properties New York, Inc.                Florida
                  Goldline Properties Ohio, Inc.                    Florida
                  ImmunoVision, Inc.                                Florida
                  IVAX Diagnostics, Inc.                            Florida
                  IVAX Industries, Inc.                             Delaware
                  IVAX Personal Care Products P.R., Inc.            Puerto Rico
                  Johnson Products Co., Inc.                        Florida
                  Johnson Products Export Sales, Inc.               Illinois
                  MBA Industries, Inc.                              Florida
                  McGaw, Inc.                                       Delaware
                  McGaw of Puerto Rico, Inc.                        Delaware
                  N Holding Company                                 Delaware
                  Pet Technology Corp.                              Florida
                  PharmAir Corporation                              Florida
                  Pralex Corporation                                Delaware
                  Searoads, Inc.                                    New Jersey
                  Zenith Goldline Dermatologicals, Inc.             Florida
                  Zenith Goldline Golden Glades, Inc.               Florida
                  Zenith Goldline Pharmaceuticals, Inc.             Florida
                  Zenith Goldline Shreveport, Inc.                  Florida
                  Zenith Laboratories, Inc.                         Florida
                  Zenith Laboratories Caribe, Inc.                  Delaware
                  Zenith Parenterals, Inc.                          New Jersey

                       SUBSIDIARIES OF IVAX CORPORATION(1)
                                  (Continued)

                                                                 JURISDICTION OF
         NAME OF SUBSIDIARY                                       ORGANIZATION
         ------------------                                      ---------------

         INTERNATIONAL

                  Alet Laboratorios S.A.E.C.I. y E.               Argentina
                  Baker Cummins Inc.                              Canada
                  Baker Norton Asia, Ltd.                         Hong Kong
                  Becpharm Limited                                England
                  Beijing JiAi Pharmaceuticals Limited
                    Liability Company(2)                          China
                  Delta Biologicals S.r.l.                        Italy
                  Delta Diagnostics S.r.l.                        Italy
                  Elvetium S.A.                                   Argentina
                  Elvetium S.A.                                   Uruguay
                  Galena a.s.(3)                                  Czech Republic
                  H.N. Norton & Co Limited                        England
                  IVAX Industries Canada, Inc.                    Canada
                  IVAX Industries UK, Ltd.                        England
                  IVAX International, B.V.                        Netherlands
                  Johnson Products Co. (UK) Limited               England
                  Kunming Baker Norton Pharmaceutical
                     Co. Ltd.(2)                                  China
                  Norton (Antibiotics) Limited                    England
                  Norton Gelkaps Gelatine Kapsel
                     Produktion GmbH                              Germany
                  Norton Healthcare Limited                       England
                  Norton (Waterford) Limited                      Ireland
                  Norton (Manufacturing) Limited                  England
                  Norton Poland Sp. z. o. o.                      Poland
                  Pharmatop Limited                               England
                  Steripak Limited                                England
                  Waverley Pharmaceutical, Limited                England

---------------
         (1) As of March 25, 1997. All subsidiaries are wholly-owned (directly or indirectly) unless otherwise indicated.
         (2)     Owned 50% by the Company.
         (3)     Owned 74% by the Company.